Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Merck & Co., Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.50 per share	Other	1,900,000 shares (1)(3)	$120.49 (2)	$228,931,000.00 (2)	0.00014760	$33,790.22

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.50 per share	415(a)(6)	2,300,000 (1)(3)		$175,478,500.00			Form S-3	333-254700	March 25, 2021	$19,144.71

	Equity	Common Stock, par value $0.50 per share	415(a)(6)	800,000 (1)(3)		$42,852,000.00			Form S-3	333-224016	March 29, 2018	$5,335.07

	Total Offering Amounts					$447,261,500.00		$33,790.22

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$33,790.22

(1)

The shares may be sold, from time to time, by Merck & Co., Inc. (the “Registrant”), pursuant to the Merck Stock Investment Plan (the “Plan”). This registration statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split or similar transaction, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated solely for the purpose of computing the registration fee. This amount was calculated in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on March 14, 2024.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, 3,100,000 shares of Common Stock included in this registration statement are unsold securities previously registered under a registration statement on Form S-3 (Registration No. 333-254700) filed by the Registrant on March 25, 2021 (the “2021 Registration Statement”), of which (x) 2,300,000 shares were originally registered under the 2021 Registration Statement (as to which shares a filing fee of $19,144.71 was previously paid) and (y) 800,000 shares were originally registered under a registration statement on Form S-3 (Registration No. 333-224016) filed by the Registrant on March 29, 2018 (as to which shares a filing fee of $5,335.07 was previously paid) and were carried forward and registered under the 2021 Registration Statement. Accordingly, an aggregate of $24,479.78 in filing fees was previously paid in connection with such unsold shares and will continue to be applied to such unsold shares pursuant to Rule 415(a)(6). All 3,100,000 of those unsold shares of Common Stock (and associated filing fees) are being carried forward and registered under this registration statement. The filing fee of $33,790.22 being paid herewith relates to the 1,900,000 shares of Common Stock newly registered under this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the 2021 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.